EXHIBIT 99.1

For information contact:
Ms. Hope Frank	U.S.A
Vice President, Marketing	Mr. Thom Brodeur
Brillian Corporation	Vice President, Brodeur
+1 (602) 389-8986	+1 (602) 808-1165
hope.frank@brilliancorp.com	tbrodeur@brodeur.com

Ms. Pattie Adams	Asia Pacific
Vice President, Corporate Communications	Ms. Jo Soo
& Investor Relations	Director, Edelman, Hong Kong
Syntax Groups	+1 (852) 2837.4744
+1 (909) 859-8432	jo.soo@edelman.com
+1 (626) 926-1067 (mobile)
pattieadams@syntaxgroups.com

HDTV INNOVATORS BRILLIAN AND SYNTAX
ANNOUNCE DEFINITIVE AGREEMENT TO MERGE

Combination Will Offer Outstanding HDTV Technology Portfolio, Leading TFT-LCD and
LCoS™ Product Family, Proven Channel Strength and Global Supply Chain Infrastructure

TEMPE, AZ, and CITY OF INDUSTRY, CA, July 12, 2005 – Brillian Corporation (NASDAQ: BRLC) and privately held Syntax Groups Corporation today announced that the companies have entered into a definitive agreement to merge.

Pending stockholder and regulatory approval, Brillian will acquire all outstanding shares of Syntax in a tax-free, stock-for-stock transaction. As approved by the boards of directors of each company, the merger calls for each share of Syntax to be exchanged at an initial exchange rate of 1.6195 shares of Brillian. The exchange rate will be adjusted at the closing for subsequently issued shares and convertible securities such that the shareholders of Syntax will own approximately 70% of the fully diluted shares of the combined company and the shareholders of Brillian will own approximately 30% of the combined company.

Brillian is the industry’s leading innovator of Gen II liquid-crystal-on-silicon (LCoS™) technology and very high-quality 720p and 1080p Gen II LCoS™ HDTVs and components. Syntax Groups manufactures the Olevia family of widescreen HDTV-ready LCD TVs. Syntax is one of the fastest growing LCD TV brands in North America with a position in the “Top 5” North American LCD TV brands and approximately 7% market share. Worldwide, Syntax is ranked in the “Top 10” LCD TV brands.

The combined company, Syntax-Brillian (NASDAQ:BRLC), will be uniquely positioned to deliver high-end and mass-market HDTV solutions supporting the two technologies many believe will dominate the future HDTV market: TFT-LCD and LCOS.

Corporate Headquarters   1600 N. Desert Drive, Tempe, AZ 85281, USA   Tel +1.602.389.8888   Fax +1.602.389.8801   www.brilliancorp.com

By merging with Syntax, Brillian will expand its product scope, channel strength, global supply chain capabilities and services organization to create an entity with significantly greater financial scale and scope. The combined company will adopt Syntax’s fiscal year end of June 30. For the year ended June 30, 2005, Syntax had revenue of approximately $90 million approximately three times the revenue from the previous fiscal year. According to Display Search, Syntax is now the third largest provider of TFT-LCD TVs in North America with a 7% market share.

Vincent F. Sollitto, Jr., President and Chief Executive Officer (CEO) of Brillian, will serve as Chairman and CEO of Syntax-Brillian. James Li, Syntax’s current CEO, will be the President and Chief Operating Officer of Syntax-Brillian. Wayne Pratt, Brillian’s Chief Financial Officer (CFO), will be the CFO of Syntax-Brillian, and Thomas Chow, Syntax’s CFO, will be the Chief Procurement Officer of Syntax-Brillian. Robert Melcher, Brillian’s Chief Technical Officer, will be the Chief Technical Officer of Syntax-Brillian. The board of directors of the combined company will include four members of Brillian and Syntax management. Five members will be independent directors pursuant to NASDAQ and SEC regulations for a total of nine members.

“We’ve built an outstanding HDTV research and development organization and a stellar family of 720p and 1080p LCoS™-based HDTVs, light engines and components,” said Sollitto. “The proposed merger with Syntax Groups will strengthen our offering substantially by marrying our technology strength with Syntax Groups’ outstanding channel strength and global supply chain infrastructure. Together, we offer both our partners and customers an even more compelling solution for HDTV and digital consumer electronics products. We believe TFT-LCD will dominate the sub-50-inch screen size arena and LCoS™ will dominate the 50-inch-plus, rear-projection TV arena.”

“We have a very clear and focused strategy to not only become a Tier One digital TV manufacturer, but also to play a leading role in the global HDTV market,” said Li. “The merger with Brillian is mutually beneficial, complementary, and additive in virtually every sense. It will make for a stronger and strategically more competitive global company.”

The combination will create significant benefits for the customers and partners of both companies, including:

•	Breadth – The combined company will offer a compelling line-up of LCD and LCoS™-based HDTV and digital entertainment products for the mass market and high-end specialty markets;

•	Depth – Leading-edge technology combined with expertise to architect, design, and manage the development of next-generation light engines, components and TVs; and

•	Global Reach – Established channels, supply chain and support organization for North America and Asia to reach a large and fast-growing global market.

The transaction is expected to close in the fourth calendar quarter of 2005 and is subject to customary closing conditions, including approval by the shareholders of both companies and regulatory approvals.

Additionally, Syntax has agreed to purchase $3.0 million of Secured Debentures from Brillian over a three-month period beginning in July. These notes will bear interest at 7% and will be secured by a junior lien on Brillian’s assets.

C. E. Unterberg Towbin acted as exclusive financial advisor to Brillian. Greenberg Traurig served as legal counsel to Brillian. Dorsey & Whitney served as legal counsel to Syntax.

Corporate Headquarters   1600 N. Desert Drive, Tempe, AZ 85281, USA   Tel +1.602.389.8888   Fax +1.602.389.8801   www.brilliancorp.com

Important Merger Information

In connection with the proposed transaction, Brillian and Syntax intend to file relevant materials with the Securities and Exchange Commission (SEC), including one or more registration statement(s) that contain a prospectus and proxy statement. Because those documents will contain important information, holders of Brillian common stock and Syntax common stock are urged to read them, if and when they become available. When filed with the SEC, they will be available for free (along with any other documents and reports filed by Brillian and Syntax with the SEC) at the SEC’s website, www.sec.gov, or by calling the SEC at (800) 732-0330. Such documents are not currently available.

Brillian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Brillian common stock in connection with the proposed transaction. Information about the directors and executive officers of Brillian is set forth in the proxy statement for Brillian’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2005. Investors may obtain additional information regarding the interest of such participants by reading the prospectus and proxy statement if and when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Conference Call

On July 13, Brillian will host an analyst conference call to discuss the merger. The conference call may include forward-looking statements. The dial in number for the conference call is (866) 831-6272, Conference ID: 29508300. The conference call also will be webcast by Thomson/CCBN and is scheduled to begin at 8:30 a.m.. Eastern Time (5:30 a.m. Pacific). The live audio broadcast and replay of the conference call can be accessed on Brillian’s website at www.brilliancorp.com under the Investor Relations section. The call is also being Webcast over Thomson/CCBN’s distribution network at www.fulldisclosure.com (WindowsMedia is required). Brillian will maintain an audio replay of this conference call on its website through the Third quarter of 2005. No other audio replay will be available.

Sollitto will speak about Brillian and the merger at 3:20 p.m., Wednesday, July 13, 2005 at the C. E. Unterberg Towbin Emerging Growth Conference in New York at the Mandarin Oriental hotel. The presentation will be posted on the investor relations section of the Brillian website (http://www.brilliancorp.com) after the event.

Corporate Headquarters   1600 N. Desert Drive, Tempe, AZ 85281, USA   Tel +1.602.389.8888   Fax +1.602.389.8801   www.brilliancorp.com

About Syntax
Founded in May 2003, Syntax Groups Corporation (www.syntaxgroups.com) manufactures the high-value, cost-effective Olevia family of widescreen HDTV-ready LCD TVs. Since the company commenced its initial shipments of Olevia LCD TVs in April 2004, Syntax has achieved unparalleled growth and is now recognized as one of the fastest growing LCD TV brands in North America with a position in the “Top 5” North American LCD TV brands and approximately 7% market share. Worldwide, Syntax is ranked in the “Top 10” LCD TV brands. Delivering on its mission to design and mass-produce digital convergence consumer electronics products with superior specifications and competitively affordable prices, and support consumers of its Olevia brand with a unique customer-friendly after-sale warranty program, Syntax has rapidly established broad distribution in the North American retail sales channel and has expanded operations into Asia. Syntax maintains its own final assembly and quality control production facility at Syntax headquarters located at 20480 E. Business Parkway, City of Industry (Southern California) 91789.

About Brillian
Brillian Corporation designs and develops rear-projection HDTVs targeted at high-end video/audio OEMs, high-end video/audio retailers, ProAV/CEDIA distributors, and their base of dealers and custom installers looking for breakthrough performance and image quality. The company is the first and only provider of Gen II LCoS™ technology used in these products. In addition to its high-definition televisions, Brillian also offers a broad line of LCoS™ light engines, microdisplay products and subsystems that OEMs integrate into proprietary HDTV products, multimedia projectors, and near-to-eye products such as monocular and binocular headsets. Brillian’s LCoS™ microdisplay technologies address the market demand for a high-performance display solution with high image fidelity, high-resolution scalability, and high contrast ratios. The company’s website is http://www.brilliancorp.com.

Brillian, UltraContrast, and LCoS are trademarks or registered trademarks of Brillian Corporation. All other trademarks are the property of their respective owners.

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Brillian intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include expectations regarding (i) the proposed merger; (ii) the anticipated officers and board size of the company; (iii) the timing of the proposed transaction; and (iv) the extent and timing of regulatory filings. Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in markets for Syntax and Brillian’s products; (b) changes in the market for customer’s products; (c) the failure of Syntax or Brillian’s products to deliver commercially acceptable performance; (d) the ability of Syntax and Brillian’s management and the combined management of Syntax-Brillian after the merger, individually or collectively, to guide the company in a successful manner; and (e) other risks as detailed in Brillian’s Annual Report on Form 10-K.

Corporate Headquarters   1600 N. Desert Drive, Tempe, AZ 85281, USA   Tel +1.602.389.8888   Fax +1.602.389.8801   www.brilliancorp.com